UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2010

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 18, 2010, Bryn Mawr Bank Corporation (the “Corporation”) issued its press release announcing that it has completed the sale of 1,548,167 shares of common stock, par value $1.00, at a price of $17.00 per share pursuant to the Corporation’s existing shelf registration statement (the “Closing Press Release”). The Corporation received net proceeds of approximately $24.7 million after deducting placement agents’ fees and other offering expenses, which the Corporation expects to use for regulatory capital purposes, funding asset growth and financing possible mergers or acquisitions. A copy of the Closing Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Closing Press Release dated May 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/S/ GEOFFREY L. HALBERSTADT
Geoffrey L. Halberstadt Corporate Secretary

Date: May 18, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Closing Press Release dated May 18, 2010